Exhibit 99.2

FOR IMMEDIATE RELEASE

ADVANCED DISPOSAL COMMENCES INITIAL PUBLIC OFFERING OF COMMON STOCK

PONTE VEDRA, Fla. (Feb. 1, 2016) — Advanced Disposal Services, Inc. (the “Company”) announced today the launch of its initial public offering of 21,428,571 shares of its common stock.  The Company is offering 9,037,033 shares of common stock and the selling stockholder is offering 12,391,538 shares of common stock.  The initial public offering price is expected to be between $20.00 and $22.00 per share.  The Company’s common stock has been approved for listing on The New York Stock Exchange under the ticker symbol “ADSW.”  The underwriters have the option to purchase from the selling stockholders up to an additional 3,214,285 shares of common stock.  The Company intends to use the net proceeds from the shares offered by it to repay outstanding borrowings under the Term Loan B portion of its senior secured credit facilities and to pay the underwriting discounts and commissions applicable to the shares sold by the selling stockholder.

Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC and Barclays Capital Inc. will act as lead joint book-running managers and representatives of the underwriters for the offering.  Merrill Lynch, Pierce, Fenner & Smith Incorporated, Macquarie Capital (USA) Inc., Morgan Stanley & Co. LLC, and UBS Securities LLC will also act as joint book-running managers, and SMBC Nikko Securities America, Inc. and First Analysis Securities Corporation will act as co-managers.

The offering of these securities will be made only by means of a prospectus.  Copies of the preliminary prospectus relating to the offering may be obtained from Deutsche Bank Securities Inc., Attention: Prospectus Group, 60 Wall Street, New York, NY 10005-2836, by email to prospectus.cpdg@db.com, or by telephone at (800) 503-4611; from Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, One Madison Avenue, New York, New York, 10010, or by telephone at +1 (800) 221-1037, or by email at newyork.prospectus@credit-suisse.com; or from Barclays Capital Inc., via telephone: (888) 603-5847; email: Barclaysprospectus@broadridge.com; or standard mail at c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This news release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any such offer or solicitation or any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains a number of forward-looking statements.  Words, and variations of words such as “believe,” “expect,” “plan,” “continue,” “will,” “should,” and similar expressions are intended to identify our forward-looking statements.  These forward-looking statements involve risks and uncertainties, many of which are beyond our control, and important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risks related to the capital markets.  For additional information on these and other factors that could affect our forward-looking statements, see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including our registration statement on Form S-1, as amended from time to time.  We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

About Advanced Disposal

Advanced Disposal brings fresh ideas and solutions to the business of a clean environment.  As the fifth largest solid waste company in the U.S., we provide integrated, non-hazardous solid waste collection, recycling and disposal services to residential, commercial, industrial and construction customers across 17 states and the Bahamas. Our team is dedicated to finding effective, sustainable solutions to preserve the environment for future generations. We welcome you to learn more at AdvancedDisposal.com or follow us on Facebook.

Contact:

Matt Nelson

Advanced Disposal

(904) 737-7900

Matthew.Nelson@AdvancedDisposal.com